Exhibit 4.2

THE ROYAL BANK OF SCOTLAND GROUP PLC

as Company

and

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

as Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of December 4, 2012

to

THE SUBORDINATED DEBT SECURITIES INDENTURE

dated as of December 4, 2012

6.125% SUBORDINATED TIER 2 NOTES DUE 2022

This FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of December 4, 2012, among THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045551, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”) having its Corporate Trust Office at One Canada Square, London E14 5AL.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated December 4, 2012 (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Subordinated Debt Securities from time to time;

WHEREAS, Section 9.01(f) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Subordinated Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue, as the initial series of Subordinated Debt Securities under the Base Indenture, $2,250,000,000 6.125% Subordinated Tier 2 Notes due 2022 (the “Notes”);

WHEREAS, Section 9.01(d) of the Base Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Base Indenture when there are no Outstanding Subordinated Debt Securities of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision;

WHEREAS, there are no Outstanding Subordinated Debt Securities prior to the execution of this First Supplemental Indenture;

WHEREAS, Article 3 of this First Supplemental Indenture shall amend and supplement the Base Indenture; to the extent the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern;

WHEREAS, Article 4 of this First Supplemental Indenture shall amend and supplement the Base Indenture but only with respect to the Notes; to the extent the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern, but only with respect to the Notes;

WHEREAS, the entry into of this First Supplemental Indenture has been authorized pursuant to a Board Resolution as required by Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and whereas all actions required by it to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definition of Terms. For all purposes of this First Supplemental Indenture:

(a)  a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b)  capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c)  the singular includes the plural and vice versa;

(d)  headings are for convenience of reference only and do not affect interpretation;

(e)  for purposes of this First Supplemental Indenture and the Base Indenture, the term “series” shall mean the series of Securities designated as the Notes;

ARTICLE 2
THE NOTES

Section 2.01.  Terms of the Notes. The following terms relating to the Notes are hereby established:

(a)  The title of the Notes shall be “6.125% Subordinated Tier 2 Notes due 2022”;

(b)  The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall not initially exceed $2,250,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the Notes shall be payable on December 15, 2022;

(d)  The Notes shall be issued in global registered form on December 4, 2012 and shall bear interest from December 4, 2012 at an annual rate of 6.125%, payable semi-annually in arrears on June 15 and December 15 in each year commencing June 15, 2013 (each, an “Interest Payment Date”).  The first interest payment will be a long first coupon.  Interest on the Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the Notes will be the 1st day of each June and December, whether or not a Business Day, immediately preceding the relevant Interest Payment Date. The Issuer’s obligation to pay the principal of and any interest on the Notes shall not be deferrable.

(e)  No premium, upon redemption or otherwise, shall be payable by the Company on the Notes;

(f)  Principal of and any interest on the Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)  The Notes shall not be redeemable except as provided in Article 11 of the Base Indenture, as amended by Section 4.12 of this First Supplemental Indenture.  In connection with any redemption of Notes pursuant to Section 11.08 of the Base Indenture, as amended by Section 4.12 of this First Supplemental Indenture, the date referenced therein shall be November 27, 2012;

(h)  The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(i)  The Notes shall be issued only in denominations of $2,000 and integral multiples of $1,000;

(j)  The principal amount of, and any accrued interest on, the Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture;

(k)  Additional Amounts shall only be payable on the Notes pursuant to Section 10.04 of the Base Indenture as amended and restated in Section 3.30 of this First Supplemental Indenture;

(l)  The Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(m)  The Notes shall be denominated in, and payments of principal and interest thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of and interest, if any, on the Notes shall be payable in the coin or currency of the United States of America;

(o)  The payment of principal of and interest, if any, on the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to (n) above, shall be the coin or currency of the United States of America;

(p)  The Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q)  The Notes will not be issued in definitive form;

(r)  There is no Calculation Agent for the Notes;

(s)  The Events of Default on the Senior Notes are as set forth in Section 5.01 of the Base Indenture and Defaults are set forth in Section 5.03 of the Base Indenture as amended by Sections 3.11 and 4.07 of this First Supplemental Indenture;

(t)  The subordination terms of the Notes are as set forth in Article 12 of the Base Indenture as amended by Sections 3.32 to 3.35 (inclusive) of this First Supplemental Indenture.

(u)  The form of the Note shall be evidenced by one or more global notes in registered form (each, a “Global Note”) substantially in the form of Exhibit A to this First Supplemental Indenture;

ARTICLE 3
AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO SUBORDINATED DEBT SECURITIES GENERALLY AND THE NOTES

Section 3.01.  Addition of Definitions.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, the following definitions shall be added to the applicable definitions set forth in Section 1.01 of the Base Indenture:

“Additional Subordinated Debt Securities” has the meaning set forth in Section 3.08 of this First Supplemental Indenture.

“Clearstream” means, Clearstream Banking, société anonyme, or its nominee or its or their successor.

“Executive Officer” means any Director, or the Group General Counsel, or the Group Secretary, or the Group Treasurer, or the Deputy Group Treasurer, or the Deputy Group Secretary, or any Assistant Secretary of the

Company or the Group, as applicable, or the Head of Markets, Group Treasury, or duly authorized Commissioner and Attorney of the Company, in terms of the Commission and Power of Attorney from time to time in effect and registered in the Books of Council and Session, in Edinburgh and, in each case, any other person authorized by a Board Resolution, or a resolution of the Group Asset and Liability Management Committee or a subcommittee thereof, to carry out the functions such officer performs.

“Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by the Company or the Trustee.

“Qualifying Administration” means that an administrator has been appointed in respect of the Company and notice has been given that it intends to declare and distribute a dividend.

Section 3.02.  Amendment of Definitions.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, the following definitions shall be amended and restated in their entirety in Section 1.01 of the Base Indenture and shall read as follows:

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Subordinated Debt Securities. Initially the Trustee shall act as Authenticating Agent.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be the Financial Times of London, if practicable, and which, in the United States, will be the Wall Street Journal, if practicable, and which, in Luxembourg, will be the Luxemburger Wort, if practicable and for so long as and only with respect to any Subordinated Debt Securities listed on the Luxembourg Stock Exchange, and if it shall be impracticable in the opinion of the Company or the Trustee, as applicable, to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given with the approval of the Company or the Trustee, as applicable, and which may include publication or other notice to members through DTC, Euroclear and Clearstream.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Executive Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, acting through its London Branch, is currently located at One Canada Square, London E14 5AL (Attention: Corporate Trust Administration, Facsimile: +44 20 7964 2536).

“Depositary” means, with respect to any series of Subordinated Debt Securities, a clearing agency that is designated to act as Depositary for the Global Securities evidencing all or part of such Subordinated Debt Securities as contemplated by Section 3.05.

“euro” or “€” means the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“Interest”, when used with respect to an Original Issue Discount Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Maturity”, when used with respect to any Subordinated Debt Security, means the date, if any, on which the principal of such Subordinated Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or otherwise, by call for redemption, winding up of the Company or otherwise.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by any Executive Officer.

“Opinion of Counsel” means a written opinion of legal advisors, who may be an employee of or legal advisors for the Company or other legal advisors acceptable to the Trustee.

“Outstanding”, when used with respect to Subordinated Debt Securities or any series of Subordinated Debt Securities means, as of the date of determination, all Subordinated Debt Securities or all Subordinated Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Subordinated Debt Securities Indenture, except:

(i)  Subordinated Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)  Subordinated Debt Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Subordinated Debt Securities; provided, that, if such Subordinated Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Subordinated Debt Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)  Subordinated Debt Securities, which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Subordinated Debt Securities have been authenticated and delivered pursuant to this Subordinated Debt Securities Indenture, other than any such Subordinated Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Subordinated Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Subordinated Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Subordinated Debt Securities beneficially owned by the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Subordinated Debt Securities which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Subordinated Debt Securities are so beneficially owned shall be so disregarded; provided, further, however, that Subordinated Debt Securities so beneficially owned, which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to or working in the Corporate Trust Department of the Trustee or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Subordinated Debt Securities Indenture.

“Senior Creditors” means creditors of the Company (i) whose claims are admitted to proof in the winding up or administration of the Company and (ii) who are not creditors in respect of any Subordinated Indebtedness.

“Subsidiary” means a subsidiary or a subsidiary undertaking as such terms are defined in Sections 1159 and 1162 of the Companies Act 2006 of Great Britain as in force at the date as of which this instrument was executed.

Section 3.03.  Governing Law.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 1.12 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 1.12.  Governing Law.  This Subordinated Debt Securities Indenture and the Subordinated Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, except as stated in Section 2.01, and except for Section 5.03 (in relation to waivers of the right to set-off by the Holders and by the Trustee acting on behalf of Holders) and Section 12.01, which shall be governed by and construed in accordance with the laws of Scotland, and except that the authorization and execution of this Subordinated Debt Securities Indenture and the Subordinated Debt Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.  For the avoidance of doubt, the Trustee’s lien provided in Section 6.07 hereof, and the Trustee’s right to set-off related thereto, shall be governed by, and construed in accordance with, New York law.

Section 3.04.  Waiver of Jury Trial.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Article 1 of the Base Indenture is amended by adding Section 1.16, which shall read as follows:

Section 1.16.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATED DEBT SECURITIES

INDENTURE, THE SUBORDINATED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.05.  Forms Generally.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, the first paragraph of Section 2.01 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 2.01.  Forms Generally.  The Subordinated Debt Securities of each series shall be issuable as registered securities without coupons and in such forms as shall be established by or pursuant to action of the Company’s Board of Directors, an Officer’s Certificate, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Subordinated Debt Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the Executive Officers executing such Subordinated Debt Securities, all as evidenced by any such execution; provided, however, that such Subordinated Debt Securities shall have endorsed thereon a statement in the following form or in substantially the following form:

“The rights of the holder of the Subordinated Debt Security are, to the extent and in the manner set forth in Section 12.01 of the Subordinated Debt Securities Indenture, subordinated to the claims of other creditors of the Company, and this Subordinated Debt Security is issued subject to the provisions of that Section 12.01, and the holder of this Subordinated Debt Security, by accepting the same, agrees to and shall be bound by such provisions. The provisions of Section 12.01 of the Subordinated Debt Securities Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.”

Section 3.06.  Amount Unlimited, Issuable in Series.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, the second paragraph of Section 3.01 of the Base Indenture is amended and restated in its entirety and shall read as follows:

There shall be established by or pursuant to action of the Board of Directors of the Company, or established by an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Subordinated Debt Securities of any series,

Section 3.07.  Execution, Authentication, Delivery and Dating.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, the first paragraph of Section 3.03 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 3.03.  Execution, Authentication, Delivery and Dating.  The Subordinated Debt Securities shall be executed on behalf of the Company by any Executive Officer.  The signature of any of any Executive Officer on the Subordinated Debt Securities may be manual or facsimile.  Subordinated Debt Securities bearing the manual or facsimile signatures of individuals who were at any time Executive Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Debt Securities.

Section 3.08.  Additional Subordinated Debt Securities; Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Article 3 of the Base Indenture is amended by adding Section 3.12, which shall read as follows:

Section 3.12.  Additional Subordinated Debt Securities.  The Company may, from time to time, without the consent of the Holders of the Subordinated Debt Securities of any series, issue additional Subordinated Debt Securities (“Additional Subordinated Debt Securities”) of one or more of the series of Subordinated Debt Securities issued under this Subordinated Debt Securities Indenture, having the same ranking and same interest rate, Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as the Subordinated Debt Securities. Any such Additional Subordinated Debt Securities, together with the Subordinated Debt Securities of the applicable series, may constitute a single series of Subordinated Debt Securities under this Subordinated Debt Securities Indenture and shall be included in the definition of “Subordinated Debt Securities” in this Subordinated Debt Securities Indenture where the context requires; provided, however, that if the original Subordinated Debt Securities are determined by the Company to be debt for U.S. federal income tax purposes and the Additional Subordinated Debt Securities are not fungible with the Outstanding Subordinated Debt Securities for U.S. federal income tax purposes, the Additional Subordinated Debt Securities must have a CUSIP, ISIN and/or other identifying number different from those used for the Outstanding Subordinated Debt Securities.

Section 3.09.  Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  With respect to any series of Subordinated Debt Securities issued under the Indenture, Article 3 of the Base Indenture is amended by adding Section 3.13 as provided herein, except that Section 3.13 as provided herein shall not apply to the Notes, but shall be further amended and restated, with respect to the Notes, in Section 4.05 of this First Supplemental Indenture:

Section 3.13.  Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  If, after issuance of any Subordinated Debt Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Subordinated Debt Security or Global Security, as the case may be, or, with respect to any Subordinated Debt Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee agree to amend such Subordinated Debt Security as contemplated by Section 9.01(l), and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto, provided, however, that such amendment is not materially adverse to Holders of any Outstanding Subordinated Debt Securities.

Section 3.10.  Acceleration of Maturity; Rescission and Annulment.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 5.02 of the Base Indenture is amended in part by amending and restating the first paragraph in its entirety, which shall read as follows:

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default occurs with respect to Subordinated Debt Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series may declare the principal amount (or, in the case of Original Issue Discount Securities, the accreted face amount) together with accrued interest, if any, and Additional Amounts (if any), of all the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

Section 3.11.  Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.  With respect to any series of Subordinated Debt Securities issued under the Indenture, Section 5.03 of the Base Indenture is amended and restated in its entirety as provided herein, and shall apply to the Notes, except that Section 5.03(a) and (b) as amended and restated herein shall not apply to the Notes, but shall be further amended and restated, with respect to the Notes, in Section 4.07 of this First Supplemental Indenture:

Section 5.03.  Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.  Except as otherwise provided as contemplated by

Section 3.01 with respect to any series of Subordinated Debt Securities, “Default” wherever used herein with respect to Subordinated Debt Securities of a particular series, means any one of the following events ((subject as provided below) whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  the Company fails to pay any installment of interest on any Subordinated Debt Security of such series on or before its Deferred Payment Date and such failure continues for 14 days; or

(b)  the Company fails to pay all or any part of the principal of (and premium, if any, on) any Subordinated Debt Security of such series on its Deferred Payment Date, or date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs and is continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Subordinated Debt Securities to be due and payable.

The Holders of Subordinated Debt Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to the Subordinated Debt Securities or this Subordinated Debt Securities Indenture (or between the obligations under or in respect of any Subordinated Debt Securities and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during a winding up, administration or liquidation of the Company or otherwise.  Notwithstanding the above, if any such rights and claims of any such Holder (or the Trustee acting on behalf of such Holder) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holder) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for Senior Creditors, and until such time as payment is made will hold a sum equal to such amount in trust for the Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.

Notwithstanding the foregoing, failure to make any payment in respect of a series of Subordinated Debt Securities shall not be a Default in respect of such Subordinated Debt Securities if such payment is withheld or refused and the Company delivers an Opinion of Counsel concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; provided, however, that the Trustee may by notice to the Company require the Company to take such action, which is appropriate and reasonable in the circumstances (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under clause 5.03(a) above) or seven days (in the case of payments under clause 5.03(b) above) after the Trustee gives written notice to the Company informing it of such resolution.

Insofar as such actions do not conflict with the other provisions of this Article 5 and the provisions of this Subordinated Debt Securities Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Subordinated Debt Securities of such series, whether in connection with any breach by the Company of its obligations under the Subordinated Debt Securities, the Subordinated Debt Indenture or otherwise, by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Subordinated Debt Securities Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by this Subordinated Debt Securities Indenture or by law; provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Subordinated Debt Securities prior to any date on which the principal of, or any interest on, the Subordinated Debt Securities would have otherwise been payable by the Company.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Company in this Subordinated Debt Securities Indenture, or in any Subordinated Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Subordinated Debt Securities Indenture and the issue of the Subordinated Debt Securities.

Section 3.12.  Trustee May File Proofs of Claim.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 5.04 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.04.  Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, administration, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding up or other similar judicial proceeding relative to the Company or any other obligor upon the Subordinated Debt Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Subordinated Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Subordinated Debt Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Subordinated Debt Security any plan of reorganization, arrangement, adjustment, or composition affecting any

Subordinated Debt Securities or the rights of any Holder of any Subordinated Debt Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Article 12.

Section 3.13.  Trustee May Enforce Claims Without Possession of Subordinated Debt Securities.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 5.05 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.05.  Trustee May Enforce Claims Without Possession of Subordinated Debt Securities.  All rights of action and claims under this Subordinated Debt Securities Indenture or the Subordinated Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Subordinated Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 12) be for the ratable benefit of the Holders of the Subordinated Debt Securities in respect of which such judgment has been recovered.

Section 3.14.  Application of Money Collected.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 5.06 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.06.  Application of Money Collected.  Any money collected by the Trustee pursuant to this Article in respect of any series of Subordinated Debt Securities shall, subject to the provisions of Section 5.03 in relation to waiver and set-off and Article 12 in relation to subordination insofar as they apply to the claims of the Holders, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Subordinated Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Subordinated Debt Securities in respect of which or for the benefit of which such money has been collected and due and owing to the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Subordinated Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Subordinated Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons legally entitled thereto.

Section 3.15.  Limitation on Suits.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 5.07 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.07.  Limitation on Suits.  No Holder of any Subordinated Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Subordinated Debt Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)  such Holder has previously given written notice to the Trustee of a continuing Event of Default or Default with respect to Subordinated Debt Securities of the same series specifying such Event of Default or Default and stating that such notice is a “Notice of Default” hereunder;

(b)  the Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series shall have made written request to the Trustee to institute proceedings in accordance with Sections 5.02 and 5.05 hereof in respect of such Event of Default or Default in its own name, as Trustee hereunder;

(c)  such Holder of a Subordinated Debt Security has offered to the Trustee reasonable indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series;

it being understood and intended that no one or more Holders of Subordinated Debt Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Subordinated Debt Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Subordinated Debt Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Subordinated Debt Securities of such series.

Section 3.16.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  With respect to any series of Subordinated Debt Securities issued under the Indenture, Section 5.08 of the Base Indenture is amended and restated in its entirety as provided herein, except that Section 5.08 as provided herein shall not apply to the Notes, but shall be further amended and restated, with respect to the Notes, in Section 4.08 of this First Supplemental Indenture.

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  Subject to Article 12 in relation to subordination of Subordinated Debt Securities, and notwithstanding any other provision in this Subordinated Debt Securities Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption or exchange, on the Redemption Date or Exchange Date) and, subject to Section 5.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 3.17.  Rights and Remedies Cumulative.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 5.10 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Debt Securities in the last paragraph of Section 3.06 and without prejudice to Sections 5.02 and 5.03, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Subordinated Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 3.18.  Limitation of Remedies.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Article 5 of the Base Indenture shall be amended by adding Section 5.15, which shall read as follows:

Section 5.15.  Limitation of Remedies. No remedy against the Company other than as referred to in this Article 5 shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Subordinated Debt Securities or under this Subordinated Debt Securities Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Subordinated Debt Securities or under this Subordinated Debt Securities Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Section 3.19.  Notice of Defaults. With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 6.02 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 6.02.  Notice of Defaults.  Within 90 days after the occurrence of any Event of Default or Default hereunder with respect to Subordinated Debt Securities of any series of which a Responsible Officer of the Trustee has written knowledge of such Event of Default the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Subordinated Debt Securities of such series notice of such Event of Default or Default hereunder known to the Trustee, unless such Event of Default or Default shall have been cured or waived; provided, however, that, the Trustee shall be protected in withholding such notice (except for a payment default) if it determines in good faith that the withholding of such notice is in the interest of the Holders of Subordinated Debt Securities of such series.

Section 3.20.  Certain Rights of Trustee.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 6.03 of the Base Indenture is amended by amending and restating sub-sections 6.03(a), 6.03(c), 6.03(d), 6.03(h) and 6.03(i) in their entirety, each of which shall read as follows:

(a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

…

(c)  whenever in the administration of this Subordinated Debt Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel;

(d)  the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon;

…

(h)  the Trustee shall not be liable with respect to any Losses arising from action taken or omitted to be taken by it in good faith in accordance with any instruction or communication received by email from any person reasonably believed by the Trustee to be authorized by the Company to send such instruction or communication;

(i)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event, which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee;

Section 3.21.  Certain Rights of Trustee.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 6.03 of the Base Indenture is amended by adding the following sub-sections 6.03(k) and 6.03(l), respectively, each of which shall read as follows:

(k)  the Trustee shall not be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if it has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(l)  the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Subordinated Debt Securities Indenture;

Section 3.22.  Compensation and Reimbursement. With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 6.07 of the Base Indenture is amended in part to add sub-section (d), which shall read as follows:

(d)  the fee, costs and expenses of the Trustee and its counsel incurred in connection with services rendered by the Trustee under Section 5.01 hereof shall constitute administration expenses in any bankruptcy proceedings.

Section 3.23.  Compensation and Reimbursement.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 6.07 of the Base Indenture is further amended in part to amend and restate the last two paragraphs therein, with the following paragraphs:

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided, however, that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee. If the Company and the Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

If the Trustee is represented by separate counsel due to a conflict of interest or its need for separate representation due to a need to assert defenses, which are different from the Company’s, in the Trustee’s sole discretion, the Trustee shall be entitled to enter into any settlement without the written consent of the Company and any and all fees, costs and expenses of such separate legal representation of the Trustee will be paid by the Company.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Subordinated Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities.

Section 3.24.  Acceptance of Appointment by Successor.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 6.11(d) of the Base Indenture is amended and restated in its entirety, which shall read as follows:

(d)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.  Notwithstanding anything to the contrary contained herein all of the rights, immunities and indemnities given to the retiring Trustee hereunder, including without limitation, those in Section 6.07 shall survive the resignation of the retiring Trustee and any other termination of this Subordinated Debt Securities Indenture.

Section 3.25.  Assumption of Obligations.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 8.03 of the Base Indenture is amended in part by amending and restating sub-sections 8.03(a) and 8.03(b), each of which shall read as follows:

(a)  the successor entity shall expressly assume such obligations by an amendment to the Subordinated Debt Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee;

(b)  such successor entity shall confirm in such amendment to the Subordinated Debt Securities Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Subordinated Debt Securities (subject to the exceptions specified therein) provided, however, that for these purposes, in the case of a successor entity that is not both organized under the laws of the United Kingdom and tax resident in the United Kingdom, such successor entity’s country of organization and country of tax residence will be added to the references to the United Kingdom in the definition of “Taxing Jurisdiction”);

Section 3.26.  Assumption of Obligations.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 8.03 of the Base Indenture is further amended in part by amending and restating the penultimate paragraph and the final paragraph therein as follows:

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Subordinated Debt Securities Indenture with respect to any such

Subordinated Debt Securities with the same effect as if such successor entity had been named as the Company in this Subordinated Debt Securities Indenture (provided, however, that the right of the successor to redeem the Subordinated Debt Securities of the relevant series pursuant to Section 11.08 (subject to the proviso set forth therein and to Section 11.11) shall also apply with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor’s jurisdiction of organization or tax residence), and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Subordinated Debt Securities except as provided in clause (a) of this Section 8.03.

Section 3.27.  Supplemental Indentures.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 9.01 of the Base Indenture is amended by deleting “or” at the end of sub-section (j), replacing the period at the end of sub-section (k) with “; or”, and adding sub-section (l), which shall read as follows:

(l)  with respect to any Subordinated Debt Security (including a Global Security) issued on or after the date hereof, to amend any such Subordinated Debt Security to conform to the description of the terms of such Subordinated Debt Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Subordinated Debt Security.

Section 3.28.  Supplemental Indentures with Consent of Holders.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 9.02(a) of the Base Indenture is amended and restated in its entirety, which shall read as follows:

(a)  change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Subordinated Debt Security, reduce the principal amount thereof or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Subordinated Debt Securities, or the currency of payment of the principal amount of, premium, if any, or interest on, any such Subordinated Debt Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or the date any such payment is otherwise due and payable (or, in the case of redemption or exchange, on or after the Redemption Date or the Exchange Date as the case may be); or

Section 3.29.  Execution of Supplemental Indentures.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 9.03 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 9.03. Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Subordinated Debt Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Subordinated Debt Securities Indenture and constitutes a legal, valid and binding obligation of the Company subject to customary exceptions. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture, which affects the Trustee’s own rights, duties or immunities under this Subordinated Debt Securities Indenture or otherwise.

Section 3.30.  Additional Amounts.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 10.04 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 10.04.  Additional Amounts.  Unless otherwise specified in any Board Resolution, an Officer’s Certificate, or supplemental indenture establishing the terms of Subordinated Debt Securities of a series in accordance with Section 3.01, all amounts of principal, and premium if any, and interest, if any, on any series of Subordinated Debt Securities will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in any Board Resolution, an Officer’s Certificate, or supplemental indenture establishing the terms of Subordinated Debt Securities of a series in accordance with Section 3.01, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Company will pay such additional amounts of, or in respect of, the principal amount of, premium, if any, and interest, if any, on any series of Subordinated

Debt Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of Subordinated Debt Securities of the particular series, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such Subordinated Debt Securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which would not have been payable or due but for the fact that:

(i)  the Holder or the beneficial owner of the Subordinated Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the mere holding or ownership of a Subordinated Debt Security, or the collection of any payment of (or in respect of) principal of, or interest, if any, on any Subordinated Debt Security of the relevant series,

(ii)  except in the case of a winding up of the Company in the United Kingdom, the relevant Subordinated Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii)  the relevant Subordinated Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the same for payment at the close of such 30 day period,

(iv)  the Holder or the beneficial owner of the relevant Subordinated Debt Security or the beneficial owner of any payment of (or in respect of) principal of, or interest, if any, on such Subordinated Debt Security failed to comply with a request of the Company or its liquidator or other authorized Person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v)  the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive,

(vi)  the relevant Subordinated Debt Security is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Subordinated Debt Security to another paying agent in a Member State of the European Union, or

(vii)  any combination of subclauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to a payment of principal of, or interest on, the Subordinated Debt Securities to any Holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Subordinated Debt Securities Indenture there is mentioned, in any context, the payment of the principal (and premium, if any) or interest, if any, on, or in respect of, any Subordinated Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Section 3.31.  Redemption of Subordinated Debt Securities.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Article 11 of the Base Indenture is amended by amending and restating Sections 11.02, 11.03 and 11.04 in their entirety, each of which shall read as follows:

Section 11.02.  Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Subordinated Debt Securities shall be evidenced by a Board Resolution. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company shall, not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Subordinated Debt Securities of such series to be redeemed and, if applicable, the tenor of the Subordinated Debt Securities to be redeemed. In the case of any redemption of Subordinated Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Subordinated Debt Securities or elsewhere in this Subordinated Debt Securities Indenture, the Company shall furnish the Trustee with respect to such Subordinated Debt Securities with an Officer’s Certificate evidencing compliance with or waiver of such provision.

Section 11.03.  Selection by Trustee of Subordinated Debt Securities to Be Redeemed. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, if fewer than all the Subordinated Debt Securities of any series are to be redeemed, the particular Subordinated Debt Securities to be redeemed shall be selected not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Subordinated Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and, which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for registered Subordinated Debt Securities of that series or any multiple thereof) of the principal amount of Subordinated Debt Securities of such series of a denomination larger than the minimum authorized denomination for Subordinated Debt Securities of that series.

The Trustee shall promptly notify the Company in writing of the Subordinated Debt Securities selected for redemption and, in the case of any Subordinated Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Subordinated Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Debt Securities shall relate in the case of any Subordinated Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such registered Subordinated Debt Security, which has been or is to be redeemed.

Section 11.04.  Notice of Redemption.  Notice of redemption shall be given not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date to each Holder of Subordinated Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a)  the Redemption Date,

(b)  the Redemption Price,

(c)  if fewer than all the Outstanding Subordinated Debt Securities of any series are to be redeemed, the principal amount of the Subordinated Debt Securities to be redeemed,

(d)  that on the Redemption Date the Redemption Price together with any accrued but unpaid interest will become due and payable upon each such Subordinated Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e)  the place or places where such Subordinated Debt Securities are to be surrendered for payment of the Redemption Price, and

(f)  the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Subordinated Debt Securities.

Notice of redemption of Subordinated Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company.

Section 3.32.  Subordinated Debt Securities to Claims of Senior Creditors.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 12.01 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.01.  Subordinated Debt Securities Subordinate to Claims of Senior Creditors.

(a)  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company covenants and agrees, and each Holder of Subordinated Debt Securities of each series, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12 in the event of:

(i)  an order being made, or an effective resolution being passed, for the winding up of the Company (except, in any such case, a solvent winding up solely for the purposes of a reorganization, reconstruction or amalgamation of the Company, the terms of which reorganization, reconstruction, amalgamation do not provide that the Subordinated Debt Securities shall thereby become redeemable or repayable in accordance with these conditions); or

(ii)  a Qualifying Administration,

the Holders will have a right against the Company in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Debt Securities and the Subordinated Debt Securities Indenture relating to them to claim for all amounts due to them in respect of the Subordinated Debt Securities including the principal amount thereof (plus any premium) and any accrued but unpaid interest and any Deferred Amounts (if applicable) thereon.  Such rights and claims will be subordinated in the manner provided in this Section 12.01 to the claims of all Senior Creditors but shall rank at least pari passu with the claims of holders of all other subordinated obligations of the Company and shall rank in priority to the claims of holders of all undated or perpetual subordinated obligations of the Company and to the claims of holders of all classes of share capital of the Company.

(b)  The provisions of this Article 12 shall apply only to rights or claims payable under Section 12.01(a) or to amounts payable pursuant thereto and under any Subordinated Debt Securities of any series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 5.06 hereof, or the rights and remedies of the Trustee in respect thereof.

(c)  The provisions of this Article 12 shall not be applicable to any amounts in respect of any of the Subordinated Debt Securities of any series for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Company in trust in accordance with Article 4 of this Subordinated Debt Securities Indenture; provided, however, that at the time of such deposit or setting aside, and immediately thereafter, the foregoing provisions of this Section 12.01 are complied with.

Section 3.33.  Provisions Solely to Define Relative Rights.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 12.02 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.02.  Provisions Solely to Define Relative Rights.  The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Debt Securities of each series on the one hand and the Senior Creditors on the other hand. Nothing contained in this Article or elsewhere in this Subordinated Debt Securities Indenture or in such Subordinated Debt Securities is intended to or shall (a) impair, as among the Company and the Holders of the Subordinated Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of such claims the principal of, premium, if any, and interest, if any, on such Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms and this Subordinated Debt Securities Indenture; or (b) affect the relative rights against the Company of the Holders of such Subordinated Debt Securities; or (c) subject to the terms of the Subordinated Debt Securities and this Subordinated Debt Securities Indenture, prevent the Trustee or the Holder of any Subordinated Debt Securities of the series from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Debt Securities Indenture, subject to the rights, if any, under this Article of the Senior Creditors to receive cash, property or securities otherwise payable or deliverable to the Trustee or such holder.

Section 3.34.  Notice to Trustee.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, the first paragraph of Section 12.05 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.05.  Notice to Trustee.  Upon the occurrence of any Event of Default or Default, the Company shall give prompt written notice to the Trustee of any fact known to the Company, which would prohibit the making of any payment when due to or by the Trustee in respect of the Subordinated Debt Securities of a series. Notwithstanding the provisions of this Article or any other provisions of this Subordinated Debt Securities Indenture but subject to the provisions of Section 12.01, the Trustee shall not be charged with knowledge of the existence of any facts, which would prohibit the making of any payment when due to or by the Trustee in respect of such Subordinated Debt Securities unless and until the Trustee shall have received written notice thereof from the Company or a Senior Creditor or from any trustee therefor; and, prior to the receipt of any such written notice by a Responsible Officer of the Trustee, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist.

Section 3.35.  Reliance on Judicial Order or Certificate of Liquidating Agent.  With respect to any series of Subordinated Debt Securities issued under the Indenture, including the Notes, Section 12.06 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.06.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Subordinated Debt Securities of the series shall be entitled to rely upon (a) any order or decree entered by any court in Scotland (but not elsewhere) in which such winding up of the Company or similar case or proceeding, including a proceeding for the suspension of payments under Scottish law, is pending, or (b) a certificate of the liquidator of the Company, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of such Subordinated Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors and other claims against the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

ARTICLE 4

SUPPLEMENTAL TERMS APPLICABLE TO THE NOTES ONLY

Section 4.01.  Definitions.  The following definitions shall apply to the Notes only:

“Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment to, or change in, the Capital Regulations which are in effect at the Issue Date, the Notes are fully excluded from Tier Two Capital (as defined in the Capital Regulations) of the Company and/or the Group.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy of the FSA or of the European Parliament or of the Council of the European Union then in effect in the United Kingdom.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Future Capital Instruments Regulations.

“CRD IV Directive” means a directive of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms amending Directive 2002/87/EC, a draft of which was published on July 20, 2011, and any successor directive.

“CRD IV Regulation” means a regulation of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms, a draft of which was published on July 20, 2011, and any successor regulation.

“FSA” means the Financial Services Authority and/or such other body having supervisory authority with respect to the Company;

“Future Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to the Company (on a solo or consolidated basis) and which lay down the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital of the Company (on a solo or consolidated basis) as required by (i) the CRD IV Regulation and/or (ii) the CRD IV Directive.

“Issue Date” means December 4, 2012, being the date of the initial issue of the Notes.

“Maturity Date” means December 15, 2022.

“Tier 2 Capital” has the meaning given in the Capital Regulations from time to time.

Section 4.02.  Deletion of Definitions.  With respect to the Notes only, the following definitions shall be deleted in their entirety in Section 1.01 of the Base Indenture:

“ADR Custodian” means the custodian under the ADR Deposit Agreement.

“ADR Deposit Agreement” means the Deposit Agreement dated as of August 17, 1992, amended and restated as of February 8, 1999, as further amended and restated as of November 2, 2001, and as may be further amended from time to time between the Company and The Bank of New York Mellon (previously named The Bank of New York) and the holders from time to time of American Depositary Receipts issued thereunder.

“ADR Depositary” means the depositary under the ADR Deposit Agreement.

“Clearstream Luxembourg” means, Clearstream Banking, société anonyme, or its nominee or its or their successor.

“Deferred Interest” has the meaning specified in Section 3.07.

“Deferred Payment Date” has the meaning specified in Section 3.07.

“Deferred Record Date”, when used for the interest payable on any Deferred Payment Date on Subordinated Debt Securities of any series, means the date specified for the purpose pursuant to Section 3.01.

“Dollar Preference Shares” means a designated series of non-cumulative dollar preference shares, nominal value of $.01 each, of the Company for which, if applicable to a particular series of Subordinated Debt Securities, the Company may exchange or convert any series of Subordinated Debt Securities.

“Exchange Date”, when used with respect to any applicable series of Subordinated Debt Securities, has the meaning specified in Section 13.03.

“Exchange Securities” has the meaning specified in Section 3.01(l).

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts

“Foreign Government Securities” means with respect to Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

Section 4.03.  Deletion of Deferred Payment Provisions.  With respect to the Notes only, the following Sections of the Base Indenture are amended and restated in their entirety and shall read as follows:

Section 3.01 Amount Unlimited, Issuable in Series.

…

(d)  the rate or rates, if any, at which the Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07, and, in the case of registered Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 3.01;

…

Section 3.07.  Payment; Interest Rights Preserved.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, interest, if any, on any Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Subordinated Debt Securities, to the Person in whose name that Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to Section 3.01 outside the United Kingdom for collection by the Holder.

In the case of registered Subordinated Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

…

Section 4.01.  Satisfaction and Discharge of Subordinated Debt Securities Indenture.  This Subordinated Debt Securities Indenture shall upon Company Request (subject to Section 4.04) cease to be of further effect with respect to Subordinated Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Subordinated Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series when:

(a)  all Subordinated Debt Securities of such series theretofore authenticated and delivered (other than (i) Subordinated Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Subordinated Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b)  all such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation:

(A)  have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and (1) the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations maturing, in the case of (A) and (B) above, as to principal and interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, to the date of such deposit (in the case of Subordinated Debt Securities which have become due and payable) or to the Redemption Date as the case may be, and (2) no Event of Default or Default and no event which, after notice or lapse of time or both, would become an Event of Default or Default shall have occurred and be continuing; or

(c)  the Company has paid or caused to be paid all other sums payable hereunder (including any accrued but unpaid interest) by the Company with respect to the Subordinated Debt Securities of such series and no Event of Default or Default and no event which, after notice or lapse of time or both, would become an Event of Default or Default shall have occurred and be continuing; and

(d)  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Subordinated Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash, U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause 4.01(b) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

Section 4.02.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations shall be applied by it, in accordance with the provisions of the Subordinated Debt Securities of such series, and this Subordinated Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations have been deposited with the Trustee.

Section 4.03.  Repayment to Company.  The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money, U.S. Government Obligations held by them at any time with respect to any series of Subordinated Debt Securities.

…

Section 11.06.  Subordinated Debt Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Subordinated Debt Securities and the provisions of Section 3.07.  Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 4.04.  Deletion of Exchange Provisions.  With respect to the Notes only, (i) Section 1.13 of the Base Indenture is amended by deleting the reference to “Exchange Date”

therein, (ii) Section 3.01(l) of the Base Indenture is amended and restated in its entirety and shall read as follows:

(l) [Reserved];

and (iii) Section 3.05 of the Base Indenture is amended by deleting the following paragraph:

In the event that a Global Security is surrendered for redemption or exchange for Dollar Preference Shares or Exchange Securities in part pursuant to Section 11.07 or Section 13.05, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

Section 4.05.  Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  With respect to the Notes only, Article 3 of the Base Indenture is amended by adding Section 3.13, which shall read as follows:

Section 3.13.  Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  If, after issuance of any Subordinated Debt Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Subordinated Debt Security or Global Security, as the case may be, or, with respect to any Subordinated Debt Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee agree to amend such Subordinated Debt Security as contemplated by Section 9.01(l) (subject to Section 9.07) and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto, provided, however, that such amendment is not materially adverse to Holders of any Outstanding Subordinated Debt Securities.

Section 4.06.  FSA.  With respect to the Notes only, Article 4 of the Base Indenture is amended by adding Section 4.04, which shall read as follows:

Section 4.04.  FSA.  The Company may only make a Company Request as provided under Article 4 of this Subordinated Debt Securities Indenture provided that (a) upon CRD IV taking effect in the United Kingdom, such right shall only apply if, when and to the extent not prohibited by CRD IV, (b) the Company has notified the FSA of its intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to the Company making such Company Request and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto and (c) the Company has satisfied the FSA that, after satisfaction and discharge of the Subordinated Debt Securities Indenture, the Company will be able to meet its capital resource requirements and have sufficient financial resources to satisfy the FSA’s overall financial adequacy rule, each as provided in the Capital Regulations (except to the extent the FSA no longer requires).

Section 4.07.  Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.  With respect to the Notes only, Section 5.03(a) and (b) of the Base Indenture is amended and restated in its entirety, which shall read as follows:

(a)  the Company fails to pay any installment of interest on any Subordinated Debt Security of such series on or before its Interest Payment Date and such failure continues for 14 days; or

(b)  the Company fails to pay all or any part of the principal of any Subordinated Debt Security of such series on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

Section 4.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  With respect to the Notes only, Section 5.08 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  Subject to Article 12 in relation to subordination of Subordinated Debt Securities, and notwithstanding any other provision in this Subordinated Debt Securities Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and, subject to Section 5.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 4.09.  Undertaking for Costs.  With respect to the Notes only, Section 5.14 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.14.  Undertaking for Costs.  All parties to this Subordinated Debt Securities Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security on or after the respective Stated Maturities expressed in such Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 4.10.  Notification of Assumption or Substitution to the FSA.  With respect to the Notes only, Article 8 of the Base Indenture is amended by adding Section 8.04, which shall read as follows:

Section 8.04.  Notification of Assumption or Substitution to the FSA.  No such assumption or substitution as is referred to in Sections 8.01, 8.02 and 8.03 shall be effected in relation to any series of Subordinated Debt Securities, unless the Company has notified the FSA of its intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to the date scheduled therefor and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto.

Section 4.11.  Notification of Modification or Supplemental Indenture.  With respect to the Notes only, Article 9 of the Base Indenture is amended by adding Section 9.07, which shall read as follows:

Section 9.07.  Notification of Modification or Supplemental Indenture.  No such modification shall be effected in relation to any series of Subordinated Debt Securities or the First Supplemental Indenture pursuant to this Article or Section 3.13 herein, unless the Company has notified the FSA of its intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to the proposed modification and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto.

Section 4.12.  Redemption of Subordinated Debt Securities.  With respect to the Notes only, Article 11 of the Base Indenture is amended by amending and restating Sections

11.01, 11.08 and 11.09 in their entirety, and by adding Sections 11.10 and 11.11, each of which shall read as follows:

Section 11.01.  Applicability of Article.  Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series) in accordance with this Article 11.  Subordinated Debt Securities of any series may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Capital Regulations and Section 11.11 below. The Subordinated Debt Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

…

Section 11.08.  Optional Redemption Due to Changes in Tax Treatment.  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to Section 11.11 below, the Subordinated Debt Securities of any series are redeemable, as a whole but not in part, at the option of the Company on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after a date included in the terms of such series of Subordinated Debt Securities pursuant to Section 3.01:

(a)  in making payment under the Subordinated Debt Securities in respect of principal or interest, if any, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)  the payment of interest on the next Interest Payment Date in respect of any of the Subordinated Debt Securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)  on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of the payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced),

provided, however, that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this section shall only apply if, when and to the extent not prohibited by CRD IV and (in any such case), if in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date.

In any case where the Company shall determine that as a result of any change in the application or interpretation of any laws or regulations it is entitled to redeem the Subordinated Debt Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

Section 11.09.  Optional Redemption Due to a Capital Disqualification Event. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to Section 11.11 below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided, however, that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this section shall only apply if, when and to the extent not prohibited by CRD IV and (in any such case), if in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date.

Section 11.10.  Repurchases.  Subject to Section 11.11 below, the Company may from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices, provided, however, that upon CRD IV taking effect in the United Kingdom, any purchase pursuant to this section shall only be permitted if, when and to the extent not prohibited by CRD IV.

Section 11.11.  Early Redemption or Repurchases – FSA.  Subordinated Debt Securities may only be redeemed or purchased by the Company as provided under Article 11 of this Subordinated Debt Securities Indenture provided that the Company (a) has notified the FSA of its intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to the Company becoming committed to the proposed redemption or repurchase and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto and (b) has satisfied the FSA that, after such redemption or repurchase, the Company will be able to meet its capital resource requirements and have sufficient financial resources to satisfy the FSA’s overall financial adequacy rule, each as provided in the Capital Regulations (except to the extent the FSA no longer requires).

Section 4.13.  Exchanges Not Deemed Payment.  With respect to the Notes only, Section 12.10 of the Base Indenture is deleted in its entirety.

Section 4.14.  Exchange of Subordinated Debt Securities.  With respect to the Notes only, Article 13 of the Base Indenture is deleted in its entirety.

ARTICLE 5
MISCELLANEOUS

Section 5.01.  Effect of Supplemental Indenture. Article 3 of this First Supplemental Indenture amends and restates certain provisions of the Base Indenture with respect to any series of Subordinated Debt Securities to be issued under the Indenture, including the Notes. Article 4 of this First Supplemental Indenture amends and restates certain provisions of the Base Indenture but only with respect to the Notes, and such amended and restated provisions of the Base Indenture shall not be applicable to any series of Subordinated Debt Securities issued under the Indenture, except as expressly set forth in a future supplemental indenture. To the extent of any inconsistency or conflict relating to the Notes between Article 3 and Article 4 of this First Supplemental Indenture, Article 4 shall prevail.  Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Base Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Base Indenture, as amended, for all purposes in respect of the Notes.

Section 5.02.  Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Base Indenture and subject to the provisions of Section 6.03 of the Base Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Base Indenture, and in the case of such Opinion of Counsel, that this First Supplemental Indenture is permitted by the Base Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Base Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, as conclusive evidence that this First Supplemental Indenture complies with the applicable provisions of the Base Indenture.

Section 5.03.  Notices to, and Consents Required from, the FSA to Be Provided to the Trustee. The Company shall provide to the Trustee all notifications provided to, and all prior consents obtained from the FSA pursuant to Sections 4.06, 4.10, 4.11 and 4.12 of the First Supplemental Indenture.

Section 5.04.  Confirmation of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Notes, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail with respect to the Notes.

Section 5.05.  Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.06.  Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Base Indenture (as amended and restated in Section 3.03 of this First Supplemental Indenture), and except that the authorization and execution by the Company of this First Supplemental Indenture and the Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 5.07.  Reparability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.08.  Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Company
By:	/s/Bruce Van Saun
	Name:	Bruce Van Saun
	Title:	Group Finance Director

By:	/s/Jan Cargill
	Name:	Jan Cargill
	Title:	Deputy Group Secretary

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee
By:	/s/ Beth Kleeh
	Name:	Beth Kleeh
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SUBORDINATED NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SUBORDINATED NOTE REGISTERED, AND NO TRANSFER OF THIS SUBORDINATED NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE RIGHTS OF THE HOLDER OF THIS SUBORDINATED NOTE ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS SUBORDINATED NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SCOTLAND.

CUSIP No. [●]
ISIN No. [●]

THE ROYAL BANK OF SCOTLAND GROUP plc

[●]% SUBORDINATED [TIER 2] NOTES DUE [●]

No. [●]	$[●]

THE ROYAL BANK OF SCOTLAND GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[●] ([●] dollars) on [●] or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on [●] and [●] of each year, commencing [●], and ending on [●] (each, an “Interest Payment Date”).  Interest so payable on any Interest Payment Date shall be paid to the holder in whose name this Subordinated

Note is registered on the [●] day of each June and December (each a “Regular Record Date”), commencing on [●].  If (i) the Company fails to pay any installment of interest on this Subordinated Note on or before an Interest Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of this Subordinated Note on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Subordinated Notes to be due and payable.

Interest shall accrue on this Subordinated Note from day to day from the date of issuance hereof or from the most recent Interest Payment Date at the rate of [●]% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Subordinated Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of, and any interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.  If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner of such Subordinated Note for the purpose of receiving payment of principal of and (subject to Section 3.07 of the Indenture) interest, if any, on such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be duly executed.

Dated:

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:
Name:
Title:
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:
THE BANK OF NEW YORK, MELLON, LONDON BRANCH

as Trustee
By:
Authorized Signatory

[Reverse of Note]

This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the “Subordinated Notes”) issued and to be issued in one or more series under a Subordinated Debt Securities Indenture dated as of [●] (herein called the “Base Indenture”), as supplemented by the [First] Supplemental Indenture dated as of [●] (the “[First] Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case among the Company, as issuer, and The Bank of New York Mellon acting through its London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture).  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered.

This Subordinated Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●].  The Company may, from time to time, without the consent of the Holders of the Subordinated Notes of this series, issue Additional Subordinated Notes having the same ranking and same interest rate, Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as the Subordinated Notes of this series. Any such Additional Subordinated Notes, together with the Subordinated Notes of this series, may constitute a single series of Subordinated Notes under the Indenture and shall be included in the definition of “Subordinated Debt Securities” in the Indenture where the context requires; provided, however, that if the original Subordinated Notes of this series are determined by the Company to be debt for U.S. federal income tax purposes and the Additional Subordinated Notes are not fungible with the Outstanding Subordinated Notes of this series for U.S. federal income tax purposes, the Additional Subordinated Notes must have a CUSIP, ISIN and/or other identifying number different from those used for the Outstanding Subordinated Notes of this series.

The Subordinated Notes of this series will constitute direct unconditional, unsecured and subordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves and rank junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company.

The rights of the Holders of the Subordinated Notes of this series are, to the extent and in the manner set forth in Section 12.01 of the Indenture, subordinated to the claims of all Senior Creditors of the Company, and this series of Subordinated Notes is issued subject to the provisions of that Section 12.01, and the holders of this series of Subordinated Notes, by accepting the same, agree to and shall be bound by such provisions.  The provisions of Section 12.01 of the Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

If an Event of Default with respect to the Subordinated Notes of this series shall have occurred and be continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Notes of this series may declare the principal amount together with accrued interest, if any, and Additional Amounts (if any), of all the Subordinated Notes of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

If a Default with respect to the Subordinated Notes of this series shall have occurred and be continuing, the Trustee may commence a proceeding in Scotland (but not elsewhere) for the winding up of the Company, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the outstanding Subordinated Notes of this series to be due and payable.

The Holders of Subordinated Notes by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to the Subordinated Notes or the Indenture (or between the obligations under or in respect of any Subordinated Notes and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during a winding up, administration or liquidation of the Company or otherwise.  Notwithstanding the above, if any such rights and claims of any such Holder (or the Trustee acting on behalf of such Holder) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holder) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for Senior Creditors, and until such time as payment is made will hold a sum equal to such amount in trust for the Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.  The terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

Subject to the provisions of this paragraph, all amounts of principal and interest, if any, on any Subordinated, Notes of this series will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, the Company will pay such additional amounts of, or in respect of, the principal amount and interest, if any, on the Subordinated Notes of this series (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of Subordinated Notes of this series, after such deduction or withholding, shall equal the respective amounts of principal and interest, if any, which would have been payable in respect of such Subordinated Notes had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which would not have been payable or due but for the fact that:

(i)  the Holder or the beneficial owner of the Subordinated Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the mere holding or ownership of a Subordinated Note, or the collection of any payment of (or in respect of) principal of, or interest, if any, on any Subordinated Note,

(ii)  except in the case of a winding up of the Company in the United Kingdom, the relevant Subordinated Note is presented (where presentation is required) for payment in the United Kingdom,

(iii)  the relevant Subordinated Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the same for payment at the close of such 30 day period,

(iv)  the Holder or the beneficial owner of the relevant Subordinated Note or the beneficial owner of any payment of (or in respect of) principal of, or interest, if any, on such Subordinated Note failed to comply with a request of the Company or its liquidator or other authorized Person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v)  the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive,

(vi)  the relevant Subordinated Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant Subordinated Note to another paying agent in a Member State of the European Union, or

(vii)  any combination of subclauses (i) through (vi) above,

nor shall Additional Amounts be paid with respect to the payment of principal of, or interest on, the Subordinated Notes to any Holder who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in the Indenture there is mentioned, in any context, the payment of the principal of interest, if any, on, or in respect of, any Subordinated Note of this series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the foregoing paragraph and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

The Subordinated Notes of this series may not be redeemed by the Company except as provided in the Indenture.  The Subordinated Notes of this series may not be redeemed in whole or in part at the option of the Holder thereof.

The Subordinated Notes of this series are redeemable, as a whole but not in part, at the option of the Company on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of this series of Subordinated Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in an official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after [●]:

(a)
in making payment under the Subordinated Notes in respect of principal or interest, if any, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)
the payment of interest on the next Interest Payment Date in respect of any of the Subordinated Notes would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c)
on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of the payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced), provided, however, that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this section shall only apply if, when and to the extent not prohibited by CRD IV and (in any such case), if in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date.

In any case where the Company shall determine that as a result of any change in the application or interpretation of any laws or regulations it is entitled to redeem the Subordinated Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

The Subordinated Notes are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 calendar days nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of this series of Subordinated Notes to the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing, provided, however, that upon CRD IV taking effect in the United Kingdom, any right of redemption pursuant to this paragraph shall only apply if, when and to the extent not prohibited by CRD IV and (in any such case), if in the Company’s opinion, the circumstance that entitles the Company to exercise the right of redemption set forth in this section was not reasonably foreseeable to the Company at the Issue Date.

Subordinated Notes may only be redeemed by the Company as provided in the foregoing paragraphs provided that the Company (a) has notified the FSA of its intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to the Company becoming committed to the proposed redemption and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto and (b) has satisfied the FSA that, after such redemption, the Company will be able to meet its capital resource requirements and have sufficient financial resources to satisfy the FSA’s overall financial adequacy rule, each as provided in the Capital Regulations (except to the extent the FSA no longer requires).

If the Company elects to redeem the Subordinated Notes of this series, the Subordinated Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest on, the Subordinated Notes of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than 66⅔% in principal amount of the Subordinated Notes at the time outstanding of each such series provided, however, no such amendment or modification shall be effected in relation to any Subordinated Note, unless the Company has notified the FSA of its intention to do so at least one month (or such other period, longer or shorter, as the FSA may then require or accept) prior to the proposed modification and no objection thereto has been raised by the FSA or (if required) the FSA has provided its consent thereto.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Subordinated Notes of each series, on behalf of the Holders of all Subordinated Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default and Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay to the Holder of the Subordinated Notes, the principal of, and interest, if any, on this Subordinated Note as and when the same shall become due and payable at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Subordinated Note of this series will have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder fulfils the requirements of Section 5.07 of the Indenture.

Subject to the subordination provisions herein, no provision of this Subordinated Note or of the Indenture shall alter or impair the right of the Holder of this Subordinated Note, which is absolute and unconditional, to receive payment of the principal of, and interest on, this Subordinated Note when due and payable in accordance with the provisions of this Subordinated Note and the Indenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

This Subordinated Note will be governed by the laws of the State of New York except that the subordination provisions and the waiver of the right to set-off by the Holders and by the Trustee acting on behalf of Holders contained herein will be governed by the laws of Scotland.

Unless otherwise defined herein, all terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.